  EXHIBIT 99.1

VolitionRx Limited Announces Second Quarter 2026 Financial Results and Business Update

Conference call to discuss financial and operational results scheduled for

Friday, August 14 at 8:30 a.m. U.S. Eastern Time

Henderson, Nevada, August 13, 2026 /PRNewswire/ -- VolitionRx Limited (NYSE AMERICAN: VNRX) (“Volition”), a multi-national epigenetics company, today announces financial results and a business update for the second quarter of 2026. Volition management will host a conference call tomorrow, August 14 at 8:30 a.m. U.S. Eastern Time/2:30 p.m. Central European Time to discuss these results. Conference call details can be found below.

Cameron Reynolds, President and Group Chief Executive Officer, said:

“We have made strong progress across all of our product pillars throughout 2026 to date.

“We are currently in discussions, including undertaking technology evaluations, with more than a dozen of the world’s leading diagnostic and liquid biopsy companies where our goal is to enter into licensing agreements and other arrangements that will bring revenue in the form of up front milestone payments, royalties and/or other recurring revenue. Discussions are at various stages of the negotiation process across our different pillars with our laser focus on executing further licensing agreements.

“We announced our collaboration with Sysmex Corporation, a global leader in the field of in vitro diagnostics for hemostasis and thrombosis, among other diseases, where Neutrophil Extracellular Traps ("NETS") play such an important role.

“In May, we announced the submission for peer review of a clinical manuscript reporting the high accuracy of our Nu.Q® Vet feline prototype assay in detecting lymphoma in cats, our third species. The publication of this study in a peer reviewed journal is expected subsequently to unlock a $5 million contractual milestone payment. The feline test could greatly expand the market of our Nu.Q® Vet platform.

“We are working with our long-term collaborators at the Hospices Civils de Lyon, one of Europe's leading cancer centers, on the reimbursement submission for Nu.Q® Lung Cancer. Reimbursement is the last step on the path to the first use of Nu.Q® in routine clinical practice, an exciting prospect which is core to Volition's mission, using our tests to help save lives.

“We continue to add to our significant data rooms with published, submitted and confidential data across our product pillars. Most notably, we recently announced the publication of our first peer-reviewed paper demonstrating our breakthrough Capture-Seq™ liquid biopsy technology.

“The Total Addressable Markets1 (TAMs) for our technologies, on an annualized basis, are multi-billion-dollar opportunities (estimated at more than $27 billion across all of our product pillars), not only for Volition, but for our licensing partners. Volition has made strong progress, both clinically and commercially, and our technology is now poised to be used very widely in a broad range of clinical utilities.”

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Financial Highlights

•	First half of 2026 revenue was $1.4 million, 112% growth over the first half of 2025
•	Revenue for the second quarter of 2026 was approximately $0.4 million, in line with the same period in 2025
•	Operating expenses for the second quarter of 2026 were 32% lower than the same quarter in 2025, reflecting the impact of our cost reduction program
•	Operating loss was $4.2 million for the second quarter of 2026, down 34% versus the comparable quarter in 2025
•	Net cash used in operating activities was $5.2 million for the second quarter of 2026, 18% lower than the same quarter in 2025
•	Receipts in the second quarter of 2026 included:
○ $1.2 million in net proceeds from equity sales through our at-the-market facility
○ $4.1 million in net proceeds from the issuance of shares and warrants in a confidentially marketed public offering

Event: VolitionRx Limited Second Quarter 2026 Earnings and Business Update Conference Call

Date: Friday, August 14, 2026

Time: 8:30 a.m. U.S. Eastern Time/2:30 p.m. Central European Time

U.S. & Canada Dial-in: 1-877-407-9716 (toll free)

U.K. Dial-in: 0 800 756 3429 (toll free)

Toll/International: 1-201-493-6779

Conference ID: 13762190

Louise Batchelor, Group Chief Marketing & Communications Officer of Volition will host the call along with Cameron Reynolds, President and Group Chief Executive Officer and Terig Hughes, Group Chief Financial Officer. The call will provide an update on important events that have taken place in the second quarter of 2026, subsequent events and upcoming milestones.

A live audio webcast of the conference call will also be available on this link. In addition, a telephone replay of the call will be available until August 28, 2026. The replay dial-in numbers are 1-844-512-2921 (toll-free) in the U.S. and Canada and 1-412-317-6671 (toll) internationally. Please use replay pin number 13762190.

1. Data on File, VNRX TAM Model

About Volition

Volition is a multi-national company focused on advancing the science of epigenetics. Volition is dedicated to saving lives and improving outcomes for people and animals with life-altering diseases through earlier detection, as well as disease and treatment monitoring.

Through its subsidiaries, Volition is developing and commercializing simple, easy to use, cost-effective blood tests to help detect and monitor a range of diseases, including some cancers and diseases associated with NETosis, such as sepsis. Early detection and monitoring have the potential not only to prolong the life of patients, but also to improve their quality of life.

Volition’s research and development activities are centered in Belgium, with an innovation laboratory and office in the U.S. and an office in London.

The contents found at Volition’s website address are not incorporated by reference into this document and should not be considered part of this document. Such website address is included in this document as an inactive textual reference only.

Media Enquiries: Louise Batchelor, Volition, mediarelations@volition.com +44 (0)7557 774620

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Safe Harbor Statement

Statements contained or referenced herein, including in any associated video or link, may be "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are those that are not statements of historical fact and instead address predictions, expectations, beliefs, plans, projections, objectives, goals, assumptions or future events or performance. Words such as "expects," "anticipates," "intends," "plans," "aims," "targets," "believes," "seeks," "estimates," "optimizing," "potential," "goal," "suggests," "could," "would," "should," "may," "will" and similar expressions identify such statements.

These forward-looking statements relate to, among other topics, Volition's expectations regarding revenue opportunities and growth; the effectiveness and availability of its blood-based diagnostic, prognostic and disease monitoring tests; its ability to develop and successfully commercialize such test platforms for the early detection and monitoring of cancer and other diseases; its expectations regarding future publications; and its success in securing, and the terms of, licensing and/or distribution or other agreements with third parties.

Forward-looking statements are based on current expectations, estimates and projections about Volition's business, in part on assumptions made by management. They are not guarantees of future performance and involve risks and uncertainties that are difficult to predict and that could cause actual results to differ materially from those anticipated. These risks and uncertainties include, without limitation: the results of studies testing the efficacy of Volition's tests; failure to develop and commercialize its products, which may prevent it from executing its plan of operations; failure to obtain necessary regulatory clearances or approvals; failure to achieve healthcare system or insurance reimbursement; failure of the marketplace to accept its products; failure to secure adequate intellectual property protection; the highly competitive and rapidly evolving nature of the diagnostics and disease monitoring market, which may render its products obsolete; downturns in domestic and foreign economies; and other risks identified in Volition's most recent Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q, and other documents filed with the Securities and Exchange Commission.

Forward-looking statements are made as of the date hereof and, except as required by law, Volition undertakes no obligation to update them to reflect future events or circumstances.

Nu.Q®, Nucleosomics™, Capture-PCR™, Capture-Seq™ and rNuQ™ and their respective logos are trademarks and/or service marks of VolitionRx Limited and its subsidiaries. All other trademarks, service marks and trade names referred to in this press release or associated video or link are the property of their respective owners. Additionally, unless otherwise specified, all references to “$” refer to the legal currency of the United States of America.

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